                                                                   EXHIBIT 11.1

                     COMPUTER LEARNING CENTERS, INC.

                   COMPUTATION OF EARNINGS PER SHARE
          (dollar amounts in thousands, except per share amounts)
                              (unaudited)

                                                           FOR THE THREE MONTH PERIOD ENDED JULY 31,
                                             ---------------------------------------------------------------------
                                                PRIMARY EPS  FULLY DILUTED EPS      1995         1995 SUPPLEMENTAL
                                                1996 ACTUAL     1996 ACTUAL     PRO FORMA (1)      PRO FORMA (1)
                                                -----------  -----------------  -------------    -----------------
Income from continuing operations               $    1,257                        $      555          $      609
                                                                                                      ----------
                                                                                                      ----------
Loss from discontinued operations                        -                               199
                                                 ---------      ---------         ----------
Net income (loss)                                $   1,257      $   1,257         $      754
                                                 ---------      ---------         ----------
                                                 ---------      ---------         ----------

Weighted average number of common
   shares outstanding:

Preferred shares converted to common stock               -                         1,826,205           1,826,205

Common stock                                     4,294,339      4,294,339          1,361,847           1,361,847

Common stock equivalents:

   Employee stock options                          287,556        323,264            272,121             272,121

   Nonqualified stock options                       59,191         69,821              7,469               7,469

   Directors stock options                           9,645         11,114                145                 145

   Subscription note receivable                     37,165         43,730                  -                   -

Number of shares to be sold to retire the following (2)

Bank debt of $5,500,000                                  -              -                  -             340,730

Convertible subordinated debt of $4,000,000              -              -                  -             247,803

Subordinated notes to certain preferred
   stockholders of $4,111,400                            -              -            254,705             254,705
                                                 ---------      ---------         ----------           ---------

Weighted average common shares outstanding       4,687,896      4,742,268          3,722,492           4,311,025
                                                 ---------      ---------         ----------           ---------
                                                 ---------      ---------         ----------           ---------
Earnings per share:
   Income per share from continuing operations        $.27           $  -              $ .15                $.14
                                                                                                            ----
                                                                                                            ----
   Income per share from discontinued operations         -              -                .05
                                                      ----           ----              -----

   Net income per share                               $.27           $.27              $.20
                                                      ----           ----              ----
                                                      ----           ----              ----
- - --------------

(1) After giving pro forma effect for the conversion of Class D Convertible Preferred Stock, Class B Convertible
    Preferred Stock and Class A Convertible Preferred into Common Stock at 1:408, 1:369 and 1:314, respectively, and the subsequent reverse stock split.

(2) Based upon the initial public offering price of $8.00 per share.


                                                                   EXHIBIT 11.1

                     COMPUTER LEARNING CENTERS, INC.

                    COMPUTATION OF EARNINGS PER SHARE
          (dollar amounts in thousands, except per share amounts)
                              (unaudited)


                                                            FOR THE SIX MONTH PERIOD ENDED JULY 31,
                                             ----------------------------------------------------------------------
                                                PRIMARY EPS  FULLY DILUTED EPS      1995          1995 SUPPLEMENTAL
                                                1996 ACTUAL     1996 ACTUAL     PRO FORMA (1)       PRO FORMA (1)
                                                -----------  -----------------  -------------    -----------------
Income from continuing operations               $    2,464                       $      909          $    1,059
                                                                                                     ----------
                                                                                                     ----------
Loss from discontinued operations                        -                           (1,065)
                                                 ---------      ---------        ----------
Net income (loss)                                $   2,464      $   2,464        $     (156)
                                                 ---------      ---------        ----------
                                                 ---------      ---------        ----------

Weighted average number of common
   shares outstanding:

Preferred shares converted to common stock               -                        1,826,205           1,826,205

Common stock                                     4,276,798      4,276,798           702,632             702,632

Common stock equivalents:

   Employee stock options                          230,329        333,872           270,514             270,514

   Nonqualified stock options                       41,369         71,935             7,467               7,467

   Directors stock options                           7,839         11,883                72                  72

   Subscription note receivable                     24,867         43,730                 -                   -

Number of shares to be sold to retire the following (2)

Bank debt of $5,500,000                                  -              -                 -             589,777

Convertible subordinated debt of $4,000,000              -              -                 -             428,929

Subordinated notes to certain preferred
   stockholders of $4,111,400                            -              -           440,875             440,875
                                                 ---------      ---------        ----------          ----------

Weighted average common shares outstanding       4,581,202      4,738,218         3,247,765           4,266,471
                                                 ---------      ---------        ----------          ----------
                                                 ---------      ---------        ----------          ----------
Earnings per share:
   Income per share from continuing operations        $.54          $   -             $ .28                $.25
                                                                                                           ----
                                                                                                           ----
   Loss per share from discontinued operations           -              -              (.33)
                                                      ----          -----             -----
   Net income (loss) per share                        $.54          $ .52             $(.05)
                                                      ----          -----             -----
                                                      ----          -----             -----
- - --------------

(1) After giving pro forma effect for the conversion of Class D Convertible Preferred Stock, Class B Convertible
    Preferred Stock and Class A Convertible Preferred into Common Stock at 1:408, 1:369 and 1:314, respectively, and the subsequent reverse stock split.

(2) Based upon the initial public offering price of $8.00 per share.



                                     116